                                                      [AESOP II Loan Agreement]



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                                LOAN AGREEMENT

                           dated as of July 30, 1997


                                     among


                            AESOP LEASING CORP. II,
                                 as Borrower,


                             AESOP LEASING CORP.,
                     as Permitted Nominee of the Borrower,


                                      and


                           AESOP FUNDING II L.L.C.,
                                   as Lender





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                                         TABLE OF CONTENTS

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SECTION 1.            CERTAIN DEFINITIONS.........................................................  3
         SECTION 1.1.               Certain Definitions...........................................  3
         SECTION 1.2.               Accounting and Financial Determinations.......................  3
         SECTION 1.3.               Cross References; Headings....................................  3
         SECTION 1.4.               Interpretation................................................  4

SECTION 2.            LOAN COMMITMENT OF THE LENDER...............................................  4
         SECTION 2.1.               Loan Commitment...............................................  4
         SECTION 2.2.               Certain Waivers...............................................  5
         SECTION 2.3.               Conditions....................................................  5
         SECTION 2.4.               Use of Proceeds...............................................  5

SECTION 3.            LOAN NOTE; LOAN PROCEDURE;
                      RECORDKEEPING...............................................................  6
         SECTION 3.1.               Loan Note.....................................................  6
         SECTION 3.2.               Loan Procedure................................................  6
         SECTION 3.3.               Recordkeeping.................................................  7

SECTION 4.            INTEREST....................................................................  7
         SECTION 4.1.               Interest Rate on Loans........................................  7
         SECTION 4.2.               Supplemental Interest.........................................  7
         SECTION 4.3.               Loan Interest Payment Dates...................................  8
         SECTION 4.4.               Setting of Rates..............................................  8
         SECTION 4.5.               Carrying Charges..............................................  8

SECTION 5.            REPAYMENT OF LOAN PRINCIPAL AMOUNT..........................................  9
         SECTION 5.1.               Mandatory Repayment of Monthly
                                    Loan Principal Amount of Loans................................  9
         SECTION 5.2.               Voluntary Prepayments of Loan
                                    Principal Amount.............................................. 10

SECTION 6.            MAKING OF PAYMENTS.......................................................... 10
         SECTION 6.1.               Making of Payments............................................ 10
         SECTION 6.2.               Due Date Extension............................................ 11
         SECTION 6.3.               Application of Sale Proceeds.................................. 11
         SECTION 6.4.               Payment Deficits.............................................. 12

SECTION 7.            LOAN COLLATERAL SECURITY.................................................... 12
         SECTION 7.1.               Grant of Security Interest.................................... 12
         SECTION 7.2.               Certificates of Title......................................... 14


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         SECTION 7.3.               Release of AESOP II Loan Collateral........................... 14
         SECTION 7.4.               Change of Location or Name.................................... 16
         SECTION 7.5.               Deliveries; Further Assurances................................ 16
         SECTION 7.6.               [RESERVED].................................................... 17
         SECTION 7.7.               [RESERVED].................................................... 17
         SECTION 7.8.               AESOP II Segregated Account................................... 17

SECTION 8.            REPRESENTATIONS AND WARRANTIES.............................................. 17
         SECTION 8.1.               Organization; Ownership; Power;
                                    Qualification................................................. 18
         SECTION 8.2.               Authorization; Enforceability................................. 18
         SECTION 8.3.               Compliance.................................................... 18
         SECTION 8.4.               [RESERVED].................................................... 19
         SECTION 8.5.               Litigation.................................................... 19
         SECTION 8.6.               Liens......................................................... 19
         SECTION 8.7.               Employee Benefit Plans........................................ 19
         SECTION 8.8.               Investment Company Act........................................ 19
         SECTION 8.9.               Regulations G, T, U and X..................................... 20
         SECTION 8.10.              Proceeds...................................................... 20
         SECTION 8.11.              Business Locations; Trade Names............................... 20
         SECTION 8.12.              Taxes......................................................... 20
         SECTION 8.13.              Governmental Authorizations................................... 21
         SECTION 8.14.              Compliance with Laws.......................................... 21
         SECTION 8.15.              Eligible Vehicles............................................. 22
         SECTION 8.16.              Manufacturer Programs......................................... 22
         SECTION 8.17.              Absence of Default............................................ 22
         SECTION 8.18.              No Security Interest; Title to
                                    Assets........................................................ 22
         SECTION 8.19.              Accuracy of Information....................................... 23

SECTION 9.            AFFIRMATIVE COVENANTS....................................................... 23
         SECTION 9.1.               Corporate Existence; Foreign
                                    Qualification................................................. 23
         SECTION 9.2.               Books, Records and Inspections................................ 24
         SECTION 9.3.               Insurance..................................................... 24
         SECTION 9.4.               Manufacturer Programs......................................... 25
         SECTION 9.5.               Reporting Requirements........................................ 25
         SECTION 9.6.               Payment of Taxes; Removal of
                                    Liens......................................................... 26
         SECTION 9.7.               Business...................................................... 27
         SECTION 9.8.               Maintenance of the Vehicles................................... 27
         SECTION 9.9.               Maintenance of Separate Existence............................. 27

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         SECTION 9.10.              Manufacturer Payments; Sales
                                    Proceeds...................................................... 30
         SECTION 9.11.              Maintenance of Properties..................................... 30
         SECTION 9.12.              Verification of Title......................................... 31
         SECTION 9.13.              [RESERVED].................................................... 31
         SECTION 9.14.              Delivery of Information....................................... 31
         SECTION 9.15.              Preferred Stock............................................... 31
         SECTION 9.16.              Vehicles...................................................... 32
         SECTION 9.17.              Assignments................................................... 32
         SECTION 9.18.              Notation of Liens............................................. 32

SECTION 10.           NEGATIVE COVENANTS.......................................................... 33
         SECTION 10.1.              Liens......................................................... 33
         SECTION 10.2.              Other Indebtedness............................................ 33
         SECTION 10.3.              Mergers, Consolidations....................................... 33
         SECTION 10.4.              Sales of Assets............................................... 33
         SECTION 10.5.              Acquisition of Assets......................................... 33
         SECTION 10.6.              Dividends, Officers' Compensation, etc........................ 33
         SECTION 10.7.              Organizational Documents...................................... 33
         SECTION 10.8.              Investments................................................... 34
         SECTION 10.9.              Regulations G, T, U and X..................................... 34
         SECTION 10.10.             Other Agreements.............................................. 34
         SECTION 10.11.             Use of Vehicles............................................... 34
         SECTION 10.12.             Use of Proceeds............................................... 34
         SECTION 10.13.             Limitations on the Acquisition of
                                    Certain Vehicles.............................................. 34

SECTION 11.           CONDITIONS.................................................................. 35
         SECTION 11.1.              Initial Loans................................................. 35
         SECTION 11.2.              All Loans..................................................... 37

SECTION 12.           LOAN EVENTS OF DEFAULT AND THEIR EFFECT..................................... 38
         SECTION 12.1.              AESOP II Loan Events of Default............................... 38
         SECTION 12.2.              Effect of AESOP II Loan Event of
                                    Default or Liquidation Event of
                                    Default....................................................... 40
         SECTION 12.3.              Rights of Trustee Upon Liquidation Event of Default and
                                    Non-Performance of Certain Covenants.......................... 40
         SECTION 12.4.              Application of Proceeds....................................... 42

SECTION 13.           GENERAL..................................................................... 42

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         SECTION 13.1.              Waiver; Amendments............................................ 42
         SECTION 13.2.              Confirmations................................................. 43
         SECTION 13.3.              Notices....................................................... 43
         SECTION 13.4.              Taxes......................................................... 43
         SECTION 13.5.              Indemnification............................................... 43
         SECTION 13.6.              Bankruptcy Petition........................................... 45
         SECTION 13.7.              Submission to Jurisdiction.................................... 46
         SECTION 13.8.              Governing Law................................................. 46
         SECTION 13.9.              JURY TRIAL.................................................... 47
         SECTION 13.10.             Successors and Assigns........................................ 47
         SECTION 13.11.             Tax Treatment of Loans........................................ 47
         SECTION 13.12.             No Recourse................................................... 47
         SECTION 13.13.             Consent to Amendment of Indenture
                                    by Preferred Stockholders..................................... 47

EXHIBITS AND SCHEDULES

EXHIBIT A             FORM OF LOAN NOTE
EXHIBIT B-1           FORM OF LOAN REQUEST
EXHIBIT B-2           FORM OF LOAN REQUEST RESPONSE
EXHIBIT C             FORM OF PAYMENT DEFICIT NOTICE

SCHEDULE 8.11  BUSINESS LOCATIONS, TRADE NAMES

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                                 LOAN AGREEMENT


                  THIS LOAN AGREEMENT, dated as of July 30, 1997 (the "Agreement"), is entered into between AESOP LEASING CORP. II, a Delaware corporation ("AESOP Leasing II" or the "Borrower"), AESOP LEASING CORP., a Delaware corporation ("Original AESOP"), as Permitted Nominee of the Borrower, and AESOP FUNDING II L.L.C., a Delaware limited liability company ("AFC-II" or the "Lender").


                                  BACKGROUND

                  AESOP Leasing II intends to purchase and finance Program Vehicles (such capitalized term, together with all other capitalized terms used herein, shall have the meaning assigned thereto in Section 1.1) that it will then lease to ARAC and certain other Eligible Rental Car Companies for use in their respective daily vehicle rental businesses pursuant to the AESOP II Operating Lease, and AESOP Leasing II desires to obtain financing for such Program Vehicles from the Lender.

                  AESOP Leasing II has appointed Original AESOP pursuant to the Original AESOP Nominee Agreement to act as nominee titleholder for the sole purpose of holding registered title to Vehicles acquired by AESOP Leasing II.

                  The Lender is willing to make Loans to AESOP Leasing II on the terms and conditions set forth herein.

                  The Lender will utilize the proceeds of one or more Series of Notes issued from time to time pursuant to the Indenture to make Loans to AESOP Leasing II hereunder and to AESOP Leasing I under the AESOP I Loan Agreements, in each case to the extent Vehicles eligible to be financed hereunder and thereunder are available for financing and, in certain other circumstances, to pay amortizing Notes. In connection therewith, the Lender will assign its rights hereunder and under the AESOP I Loan Agreements to the Trustee to secure the Lender's obligations to the Secured Parties.

                  The Loans made to AESOP Leasing II hereunder will be secured by all of the right, title and interest

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of AESOP Leasing II and Original AESOP in and to (a) the Program Vehicles
leased under the AESOP II Operating Lease, (b) the Manufacturer Programs as they relate to such Program Vehicles, (c) all payments under insurance policies or warranties relating to such Program Vehicles, (d) all payments due from the Lessees and ARC under the AESOP II Operating Lease and (e) all proceeds of the foregoing.

                  Accordingly, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties hereto agree as follows:

                  SECTION 1.  CERTAIN DEFINITIONS.

                  SECTION 1.1. Certain Definitions. As used in this Agreement and unless the context requires a different meaning, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in (i) the Definitions List attached as Schedule I to the Base Indenture, dated as of July 30, 1997 (as such agreement may be amended, supplemented, restated or otherwise modified from time to time in accordance with its terms, the "Base Indenture"), between AFC-II and Harris Trust and Savings Bank, as trustee (the "Trustee"), as in effect on the date hereof and as such Schedule I may be amended or modified from time to time in accordance with the terms of the Base Indenture (the "Definitions List").

                  SECTION 1.2. Accounting and Financial Determinations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall be made, to the extent applicable and except as otherwise specified in this Agreement, in accordance with GAAP. When used herein, the term "financial statement" shall include the notes and schedules thereto.

                  SECTION 1.3. Cross References; Headings. The words "hereof", "herein" and "hereunder" and words of a similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule and

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Exhibit references contained in this Agreement are references to Sections,
Schedules and Exhibits in or to this Agreement unless otherwise specified. Any reference in any Section or definition to any clause is, unless otherwise specified, to such clause of such Section or definition. The various headings in this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  SECTION 1.4. Interpretation. In this Agreement, unless the context otherwise requires:

                           (i)  the singular includes the plural and
         vice versa;

                           (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to any Person in a particular capacity only refers to such Person in such capacity;

                           (iii)  reference to any gender includes
         the other gender;

                           (iv) reference to any Requirement of Law means such Requirement of Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time;

                           (v) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

                           (vi) with respect to the determination of any period of time, "from" means "from and including" and "to" and "until" means "to but excluding".

                  SECTION 2.  LOAN COMMITMENT OF THE LENDER.

                  SECTION 2.1. Loan Commitment. Subject to the terms and conditions of this Agreement, including Section 12.2 and further subject to the availability of funds to the Lender pursuant to the Indenture, the Lender agrees to make loans hereunder (the "Loans") to AESOP Leasing II

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from time to time on or after the Initial Closing Date and prior to the Loan
Commitment Termination Date; provided, that on any one date the Loan Principal Amount of all Loans made hereunder to AESOP Leasing II shall not exceed the AESOP II Loan Agreement Borrowing Base. The foregoing commitment of the Lender is called the "Loan Commitment".

                  SECTION 2.2. Certain Waivers. AESOP Leasing II waives presentment, demand for payment, notice of dishonor and protest, notice of the creation of any of its Liabilities and all other notices whatsoever to AESOP Leasing II with respect to such Liabilities except notices required under
Section 12.1. The obligations of AESOP Leasing II under this Agreement and the Loan Note shall not be affected by (i) the failure of the Trustee or the Lender or the holder of the Loan Note or any of AESOP Leasing II's Liabilities to assert any claim or demand or to exercise or enforce any right, power or remedy against AESOP Leasing II or the AESOP II Loan Collateral or otherwise,
(ii) any extension or renewal for any period (whether or not longer than the original period) or exchange of any of AESOP Leasing II's Liabilities or the release or compromise of any obligation of any nature of any Person with respect thereto, (iii) the surrender, release or exchange of all or any part of any property (including the AESOP II Loan Collateral) securing payment and performance of any of AESOP Leasing II's Liabilities or the compromise or extension or renewal for any period (whether or not longer than the original period) of any obligations of any nature of any Person with respect to any such property, and (iv) any other act, matter or thing which would or might, in the absence of this provision, operate to release, discharge or otherwise prejudicially affect the obligations of AESOP Leasing II.

                  SECTION 2.3. Conditions. The making of each Loan hereunder is subject to the satisfaction of the applicable conditions set forth in
Section 11.

                  SECTION 2.4. Use of Proceeds. AESOP Leasing II shall apply the funds received by it pursuant to Section 2.1 hereof solely to purchase Eligible Vehicles that are Program Vehicles that it will lease to ARAC and certain other Eligible Rental Car Companies pursuant to the AESOP II Operating Lease for use in their respective daily vehicle rental businesses. Only Eligible Vehicles

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that are Program Vehicles shall be eligible to be purchased by AESOP Leasing
II from the proceeds of the Loans made hereunder. All references in this Agreement to "Vehicle" or "Vehicles" (other than such references in the recital) shall refer to a Program Vehicle or Program Vehicles, respectively.

                  SECTION 3.  LOAN NOTE; LOAN PROCEDURE;
RECORDKEEPING.

                  SECTION 3.1. Loan Note. The Loans made hereunder shall be evidenced by a promissory note issued by AESOP Leasing II (herein, as from time to time supplemented, extended or replaced, the "Loan Note"), substantially in the form set forth in Exhibit A, with appropriate insertions, dated as of the Initial Closing Date, payable to the order of the Lender and assigned to the Trustee pursuant to the Indenture.

                  SECTION 3.2. Loan Procedure. AESOP Leasing II shall deliver a Loan Request to the Lender no later than 4:00 p.m., New York City time, on a day that is not less than one, nor more than five, Business Days prior to the proposed Borrowing Date (which shall be a Business Day). Each Loan Request shall be irrevocable, and shall specify (i) the principal amount of the proposed Loan, (ii) the Borrowing Date of the proposed Loan, (iii) a summary of the Vehicles being financed (including for Vehicles subject to the GM Repurchase Program, the Designated Period for each such Vehicle), (iv) that each Vehicle is a Program Vehicle, (v) the VIN for each Vehicle to be financed, (vi) in the case of new Vehicles, the total Capitalized Cost thereof as of the Borrowing Date, and (vii) in the case of Initial Vehicles, the Net Book Value of such Vehicles as of the first day of the Related Month. The aggregate requested borrowings hereunder on any Business Day shall be for an initial aggregate principal amount that, together with the Loan Principal Amount of Loans outstanding hereunder and under the AESOP I Loan Agreements on such date, shall not exceed the principal amount of Notes outstanding on such date. On the terms and subject to the conditions of this Agreement, on or before 2:00 p.m., New York City time, on the Borrowing Date specified in the Loan Request, the Lender shall transfer same day or immediately available funds to AESOP Leasing II's account specified in such Loan Request in the amount specified in such Loan Request. Each Loan

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Request made pursuant to this Section 3.2 shall constitute AESOP Leasing II's representation and warranty that all of the applicable conditions contained in
Section 11 will, after giving effect to such Loan, be satisfied.

                  SECTION 3.3. Recordkeeping. The Lender shall record in its records, or at its option on the schedule attached to the Loan Note, the date and principal amount of each Loan made hereunder, each repayment thereof, and the other information provided for thereon. The aggregate unpaid Loan Principal Amount so recorded shall be rebuttable presumptive evidence of the Loan Principal Amount owing and unpaid on the Loan Note. The failure to so record any such information or any error in so recording any such information shall not, however, limit or otherwise affect the actual obligations of AESOP Leasing II hereunder or under the Loan Note to repay the Loan Principal Amount, together with all Loan Interest accruing thereon.

                  SECTION 4.  INTEREST.

                  SECTION 4.1. Interest Rate on Loans. AESOP Leasing II hereby promises to pay interest on the unpaid principal amount of each Loan made to it hereunder (the "Loan Interest"), for each Loan Interest Period commencing on the date such Loan is made to AESOP Leasing II until such Loan is paid in full at a rate not less than the Lender's Carrying Cost Interest Rate for the applicable Loan Interest Period. The applicable rate of Loan Interest on each Loan shall be specified in a Loan Request Response provided by the Lender to AESOP Leasing II on the date a Loan Request is delivered; provided that if the Lender's Carrying Cost Interest Rate for the applicable Loan Interest Period is higher than the rate of Loan Interest specified in the Loan Request Response, Loan Interest payable shall be determined using the higher rate.

                  SECTION 4.2. Supplemental Interest. AESOP Leasing II agrees to pay to the Lender, as an additional interest payment, an amount equal to the product of (A) the applicable Loan Agreement's Share as of the beginning of each Loan Interest Period times (B) the sum of (i) the Supplemental Carrying Charges for such Loan Interest Period, minus (ii) any accrued earnings on Permitted Investments in the Collection Account which earnings are

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available for distribution on the last Business Day of such Loan Interest
Period (the product of the amounts described in clauses (A) and (B) above, "Supplemental Interest").

                  SECTION 4.3. Loan Interest Payment Dates. Accrued Loan Interest on each Loan made hereunder shall be payable on each Payment Date (with respect to the related Loan Interest Period), upon any prepayment and at maturity, commencing with the first of such dates to occur after the date such Loan is made. After maturity (whether by acceleration or otherwise), all accrued Loan Interest and Supplemental Interest on all Loans made hereunder shall be payable on demand. Supplemental Interest in respect of each Loan Interest Period shall be payable on each Payment Date and upon any prepayment and at maturity. All calculations of Loan Interest and Supplemental Interest shall be based on a 360-day year and the actual number of days elapsed in the related Loan Interest Period.

                  SECTION 4.4. Setting of Rates. The Lender's Carrying Cost Interest Rate and Supplemental Carrying Charges used hereunder to compute Loan Interest due on each Loan made hereunder on each Payment Date and the Supplemental Interest due on each Payment Date shall be calculated from time to time by the Lender in accordance with this Agreement (and written notice thereof shall be provided to AESOP Leasing II not later than ten days prior to the applicable Payment Date). Such calculation shall be conclusive, absent demonstrable error.

                  SECTION 4.5. Carrying Charges. AESOP Leasing II agrees to pay to the Lender on each Payment Date an amount equal to the product of (A) the applicable Loan Agreement's Share as of such Payment Date times (B) all accrued and unpaid Carrying Charges that are accrued and unpaid as of each such Payment Date.

                  SECTION 5.  REPAYMENT OF LOAN PRINCIPAL AMOUNT.

                  SECTION 5.1. Mandatory Repayment of Monthly Loan Principal Amount of Loans. On each Payment Date, AESOP Leasing II shall pay to the Lender, as a repayment of the Loan Principal Amount, an amount equal to the product of (A) the applicable Loan Payment Allocation Percentage as of the beginning of the Related Month times

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(B) the sum, without duplication, of (i) the accrued Depreciation Charges for the Related Month for all Vehicles (a) leased under the AESOP II Operating Lease as of the end of the Related Month or (b) described in clauses (ii) or
(iii) of this Section 5.1, plus (ii) the aggregate Termination Values (each as of the date on which such Vehicle becomes an Ineligible Vehicle, a Casualty or is sold, as applicable) of all the Vehicles leased under the AESOP II Operating Lease at any time during such Related Month that, without double counting, while so leased either became Ineligible Vehicles, suffered a Casualty or were sold by or on behalf of AESOP Leasing II (it being understood that AESOP Leasing II has agreed to sell, or cause to be sold, Vehicles only in a manner consistent with the provisions hereof and of the Related Documents) to any Person other than to a Manufacturer pursuant to a Manufacturer Program or to a third party pursuant to an auction conducted through a Guaranteed Depreciation Program, in each case, during the Related Month, plus (iii) the aggregate Termination Values (each as of the applicable Turnback Date) of all Vehicles leased under the AESOP II Operating Lease that while so leased were returned to a Manufacturer pursuant to a Manufacturer Program with respect to which either (x) the Repurchase Price has been paid by such Manufacturer and/or the related auction dealers during the Related Month or (y) a Manufacturer Event of Default has occurred, minus (iv) an amount equal to the sum of (1) any amounts received by the Lender or the Trustee, or deposited into the Collection Account, during the Related Month representing
(a) Repurchase Prices for repurchases of Vehicles leased under the AESOP II Operating Lease at the applicable Turnback Date or (b) the sales proceeds (including amounts paid by a Manufacturer as a result of the sale of a Vehicle during the Related Month outside such Manufacturer's Manufacturer Program but excluding amounts released to AESOP Leasing II pursuant to the last sentence of Section 5.2(a) of the Base Indenture) for sales of Vehicles leased under the AESOP II Operating Lease at the time of such sale to a third party other than (x) to a Manufacturer pursuant to a Repurchase Program or (y) through an auction dealer pursuant to a Guaranteed Depreciation Program and (2) any amounts received in the Related Month and applied to the Loan Principal Amount pursuant to Section 6.3 (the product of the amounts described in clauses (A) and (B) above, the "Monthly Loan Principal Amount"). Unless otherwise

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required to be paid sooner pursuant to the terms of this Agreement, the entire unpaid Loan Principal Amount of the Loans made hereunder shall be payable on the last occurring Series Termination Date with respect to the Notes. All
Loans made hereunder shall be due on the maturity date therefor, whether by acceleration or otherwise. Solely for determining the amounts payable under this Section 5.1, with respect to a Vehicle that became a Casualty during the Related Month as a result of such Vehicle being held beyond the stated expiration date of the applicable Repurchase Period, such Vehicle will be deemed to have become a Casualty upon such expiration date.

                  SECTION 5.2. Voluntary Prepayments of Loan Principal Amount. AESOP Leasing II may from time to time prepay the principal amount with respect to any Loans made hereunder, in whole or in part, on any date; provided that, except for any prepayment made pursuant to Section 6.3 hereof or any payment made to comply with Section 10.13 hereof, AESOP Leasing II shall give the Lender and the Trustee not less than one (1) Business Day's prior notice of any such prepayment, specifying the date and amount of such prepayment, and, if AESOP Leasing II is requesting a release of Vehicles from the Lien hereof pursuant to Section 7.3, the Vehicles to which such prepayment relates.

                  SECTION 6.  MAKING OF PAYMENTS.

                  SECTION 6.1. Making of Payments. All payments of the Monthly Loan Principal Amount or Loan Interest hereunder, all prepayments of the Loan Principal Amount hereunder, and all payments of Supplemental Interest, Carrying Charges and of all other Liabilities shall be made by AESOP Leasing II to, or for the account of, the Lender in immediately available Dollars, without setoff, counterclaim or deduction of any kind. All such payments shall be made to the Collection Account (or such other account as the Lender may from time to time specify with the consent of the Trustee), not later than 11:00 a.m., New York City time, on the date due, and funds received after that hour shall be deemed to have been received by the Lender on the next following Business Day. The Lender hereby specifies that all (i) payments with respect to Vehicles leased under the AESOP II Operating Lease made by the Manufacturers and related auction deal-

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ers under the Manufacturer Programs, (ii) amounts representing the proceeds from sales of Vehicles leased under the AESOP II Operating Lease (including amounts paid by a Manufacturer as a result of the sale of such Vehicle outside such Manufacturer's Manufacturer Program) to third parties (other than under any related Manufacturer Program) and (iii) payments with respect to any other AESOP II Loan Collateral shall be deposited in the Collection Account; provided, however, that, subject to Section 5.2 of the Base Indenture, insurance proceeds and warranty payments with respect to Vehicles leased under the AESOP II Operating Lease will be deposited in the Collection Account only if an Amortization Event or a Potential Amortization Event shall have occurred and be continuing.

                  SECTION 6.2. Due Date Extension. If any (i) payment of the Monthly Loan Principal Amount or Loan Interest hereunder or (ii) prepayments of the Loan Principal Amount or Supplemental Interest with respect to any Loans made hereunder falls due on a day which is not a Business Day, then such due date shall be extended to the next following Business Day and Loan Interest or Supplemental Interest, as applicable, shall accrue through such Business Day.

                  SECTION 6.3. Application of Sale Proceeds. AESOP Leasing II agrees that an amount equal to the product of (A) the applicable Loan Payment Allocation Percentage as of the beginning of the Related Month times (B) the sum of (i) all payments made by the Manufacturers and related auction dealers under the Manufacturer Programs with respect to Vehicles leased under the AESOP II Operating Lease, plus (ii) proceeds from the sale of Vehicles leased under the AESOP II Operating Lease to third parties (other than to the Manufacturer or pursuant to a Guaranteed Depreciation Program), in each case deposited in the Collection Account on any date, shall be applied, upon receipt thereof in the Collection Account, to prepay the Loan Principal Amount.

                  SECTION 6.4. Payment Deficits. At or before 11:30 a.m., New York City time, on each Payment Date, AESOP Leasing II shall notify the Trustee and the related Enhancement Provider of the amount of the Lease Payment Deficit, if any, with respect to each Series of Notes issued pursuant to the Indenture, such notification to be in the form of Exhibit C.

                  SECTION 7.  LOAN COLLATERAL SECURITY.

                  SECTION 7.1. Grant of Security Interest. (a) As security for the prompt and complete payment and performance of its Liabilities, each of AESOP Leasing II and Original AESOP hereby pledges, hypothecates, assigns, transfers and delivers to the Lender, and hereby grants to the Lender, a continuing, security interest in, all of the following, whether now owned or hereafter acquired:

                           (i) all Vehicles leased under the AESOP II
         Operating Lease, and all Certificates of Title with respect thereto;

                           (ii) all right, title and interest of each of AESOP Leasing II and Original AESOP in and to each Manufacturer Program, including any amendments thereof, and all monies due and to become due under or in connection with each such Manufacturer Program whether payable as Vehicle Repurchase Prices, auction sales proceeds, fees, expenses, costs, indemnities, insurance recoveries, damages for breach of the Manufacturer Programs or otherwise (but excluding all incentive payments payable in respect of purchases of vehicles under the Manufacturer Programs) and all rights to compel performance and otherwise exercise remedies thereunder;

                           (iii) all right, title and interest of AESOP
         Leasing II and Original AESOP in, to and under the AESOP II Operating Lease and the related Lessee Agreements (other than any right, title and interest of AESOP Leasing II or Original AESOP with respect to any Excluded Payments) including, without limitation, all monies due and to become due to AESOP Leasing II or Original AESOP from any of the Lessees or the Guarantor or any of their assigns under or in connection with the AESOP II Operating Lease and the related Lessee Agreements, whether payable as principal, interest, rent, guaranty payments (other than guaranty payments with respect to any Excluded Payments provided to AESOP Leasing II or Original AESOP under the AESOP II Operating Lease), fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the AESOP II Operating Lease and the related Lessee Agreements or otherwise, and all rights, remedies, powers, privileges and claims of each of AESOP Leasing II and Original AESOP against any other party under or with respect to the AESOP II Operating Lease and the related Lessee Agreements (whether arising pursuant to the terms of the AESOP II Operating Lease or the related Lessee Agreements or otherwise available to AESOP Leasing II or Original AESOP at law or in equity), the right to enforce the AESOP II Operating Lease and the related Lessee Agreements as provided herein and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect to the AESOP II Operating Lease and the related Lessee Agreements or the obligations of any party thereunder, and all collateral pledged under the AESOP II Operating Lease;

                           (iv) all right, title and interest of each of AESOP Leasing II and Original AESOP in, to and under the Vehicle Title and Lienholder Nominee Agreements, the HFS Indemnity and the Administration Agreement, including any amendments thereof, and all monies due and to become due thereunder, whether payable as fees, expenses, costs, indemnities, insurance recoveries, damages for the breach of any of the Vehicle Title and Lienholder Nominee Agreements, the HFS Indemnity and the Administration Agreement or otherwise and all rights to compel performance and otherwise exercise remedies thereunder;

                           (v) all payments under insurance policies (whether or not the Lessor, the Lender or the Trustee is named as the loss payee thereof) or any warranty payable by reason of loss or damage to, or otherwise with respect to, any of the Vehicles leased under the AESOP II Operating Lease;

                           (vi) all right, title and interest of each of AESOP Leasing II and Original AESOP in and to any proceeds from the sale of Vehicles leased under the AESOP II Operating Lease, including all monies due in respect of such Vehicles under the AESOP II Operating Lease, whether payable as the purchase price of such Vehicles, auction sales proceeds, or as fees, expenses, costs, indemnities, insurance recoveries, or otherwise;

                           (vii) any assignment of a security interest in any Vehicle leased under the AESOP II Operating Lease granted to AESOP Leasing II or Original AESOP pursuant to the AESOP II Operating Lease or otherwise, and all Certificates of Title with respect to each such Vehicle; and

                           (viii) all products and proceeds of all of the foregoing;

provided, however, that the AESOP II Segregated Account shall not be subject to the grant of a security interest by each of AESOP Leasing II and Original AESOP pursuant to this Section 7.1(a) and shall not constitute part of the AESOP II Loan Collateral.

                  (b) To secure the AFC-II Obligations, each of AESOP Leasing II and Original AESOP hereby pledges, hypothecates, assigns, transfers and delivers to the Trustee, on behalf of the Secured Parties, and hereby grants to the Trustee, on behalf of the Secured Parties, a continuing, first priority security interest in, all of the AESOP II Loan Collateral, whether now owned or hereafter acquired; provided, however, that in no event shall the Trustee's claim against such collateral exceed the outstanding obligations of AESOP Leasing II to the Lender hereunder. Upon the occurrence of a Liquidation Event of Default or a Limited Liquidation Event of Default and subject to the provisions of the Related Documents and the proviso contained in the immediately preceding sentence, the Trustee shall have all of the rights and remedies of a secured party, including, without limitation, the rights and remedies granted under the Uniform Commercial Code.

                  SECTION 7.2. Certificates of Title. AESOP Leasing II shall take, or shall cause to be taken, such action as shall be necessary to submit all of the Certificates of Title for Vehicles leased under the AESOP II Operating Lease (other than Certificates of Title with respect to Vehicles titled in the states of Nebraska, Ohio and Oklahoma) to the appropriate state authority for notation of the Trustee's lien thereon. The original

Certificates of Title shall be held by the Administrator, as agent for AESOP Leasing II, in trust for the benefit of the Lender and the Trustee.

                  SECTION 7.3. Release of AESOP II Loan Collateral. The Lender shall request the Trustee in writing to release its Lien on a Vehicle leased under the AESOP II Operating Lease and the Certificate of Title therefor upon the earliest of (i) in the case of a Vehicle subject to a Guaranteed Depreciation Program, the date of the sale of such Vehicle by an auction dealer to a third party, and in the case of a Vehicle subject to a Repurchase Program, the Turnback Date for such Vehicle, (ii) voluntary prepayment in full of the principal amount of the Loan to which such Vehicle relates in accordance with Section 5.2, as noted in records maintained by the Trustee,
(iii) receipt of proceeds from an ordinary course sale of such Vehicle in an amount at least equal to the Termination Value of such Vehicle, provided, however, that if such ordinary course sale occurs during the Repurchase Period with respect to a Vehicle, AESOP Leasing II shall only sell or permit a sale of such Vehicle for a purchase price, together with any amounts payable by a Manufacturer as a result of or in connection with such sale, equal to or greater than the Repurchase Price that it would have received if it had turned back such Vehicle to the Manufacturer and (iv) receipt of proceeds from an ordinary course sale of a Vehicle subject to a Casualty in an amount at least equal to the Termination Value of such Vehicle. With respect to Vehicles leased under the AESOP II Operating Lease, from and after the earliest of (a) in the case of a Vehicle subject to a Guaranteed Depreciation Program, the date of the sale of such Vehicle by an auction dealer to a third party, and in the case of a Vehicle subject to a Repurchase Program, the Turnback Date for such Vehicle, (b) a prepayment of the principal amount of the Loan to which such Vehicle relates and (c) receipt of the purchase price for a Vehicle by AESOP Leasing II, or by the Trustee on the Lender's behalf, in either case in an amount at least equal to the Termination Value of such Vehicle, such Vehicle and such Certificate of Title shall be deemed to be released from the Lien of this Agreement, and the Lender and the Trustee shall execute such documents and instruments as AESOP Leasing II may reasonably request (including a power of attorney of the Trustee appointing the Administrator to act as the agent of the Trustee in releasing the Lien of the Trustee on Vehicles turned back or sold pursuant to the provisions of this Section 7.3; which power of attorney shall be revocable by the Lender or the Trustee at any time following the occurrence of a Liquidation Event of Default), at AESOP Leasing II's expense, to evidence and/or accomplish such release.

                  SECTION 7.4. Change of Location or Name. So long as any of its Liabilities shall remain outstanding or the Lender shall continue to have any Loan Commitment, neither AESOP Leasing II nor Original AESOP will change
(i) the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs, or (ii) its legal name or the name under or by which it conducts its business, in each case without first giving the Trustee and the Lender at least 30 days' advance written notice thereof and having taken any and all action required to maintain and preserve the first priority perfected Lien of the Lender or the Trustee on the AESOP II Loan Collateral (except, as to perfection and priority, with respect to Vehicles titled in the states of Nebraska, Ohio and Oklahoma), free and clear of any Lien whatsoever except for Permitted Liens; provided, however, that notwithstanding the foregoing, neither AESOP Leasing II nor Original AESOP shall change the location of its principal place of business, chief executive office, major executive office, chief place of business or its records concerning its business and financial affairs to any place outside the United States of America.

                  SECTION 7.5. Deliveries; Further Assurances. Each of AESOP Leasing II and Original AESOP agrees that it will, at its sole expense, (i) immediately deliver or cause to be delivered to the Lender (or the Trustee on behalf of the Secured Parties), in due form for transfer (i.e., endorsed in blank), all securities, chattel paper, instruments and documents, if any, at any time representing all or any of the AESOP II Loan Collateral, other than the Certificates of Title which shall be delivered to the Lender or the Trustee, as applicable, after the occurrence of a Liquidation Event of Default, if such delivery is reasonably necessary or appropriate to perfect or protect the Lender's (or the Trustee's on behalf of the Secured Parties) security interest in such AESOP II Loan Collateral, and (ii) execute and deliver, or cause to be executed and delivered, to the Lender or the Trustee in due form for filing or recording (and pay the cost of filing or recording the same in all public offices reasonably deemed necessary or advisable by the Lender or the Trustee), such assignments, security agreements, mortgages, consents, waivers, financing statements and other documents, and do such other acts and things, all as may from time to time be reasonably necessary or desirable to establish and maintain to the satisfaction of the Lender (or the Trustee) a valid perfected Lien on and security interest in all of the AESOP II Loan Collateral (except, as to perfection, with respect to Vehicles titled in the states of Nebraska, Ohio and Oklahoma) now or hereafter existing or acquired (free of all other Liens whatsoever other than Permitted Liens) to secure payment and performance of its Liabilities.

                  SECTION 7.6.  [RESERVED].

                  SECTION 7.7.  [RESERVED].

                  SECTION 7.8. AESOP II Segregated Account. AESOP Leasing II shall establish and maintain in its name an account entitled "AESOP Leasing Corp. II Account" (the "AESOP II Segregated Account"). The AESOP II Segregated Account shall be maintained (i) with a Qualified Institution, or (ii) as a segregated trust account with the corporate trust department of a depository institution or trust company having corporate trust powers and acting as trustee for funds deposited in the AESOP II Segregated Account. If the AESOP II Segregated Account is not maintained in accordance with the previous sentence, then within 10 Business Days after obtaining knowledge of such fact, AESOP Leasing II shall establish a new AESOP II Segregated Account which complies with such sentence and transfer into the new AESOP II Segregated Account all amounts then on deposit in the non-qualifying AESOP II Segregated Account. The parties hereto acknowledge and agree that the monies held in the AESOP II Segregated Account from time to time (i) are property of AESOP Leasing II, (ii) are not being pledged to secure any obligation to, or otherwise held in trust for, the Lender or any of the persons specified in this Section 7.8 and (iii) are available to satisfy the claims of creditors of AESOP Leasing II generally; provided, however, that nothing contained herein shall affect the rights of the Lender to pursue all legal remedies available to it with respect to any amounts payable by AESOP Leasing II hereunder.

                  SECTION 8. REPRESENTATIONS AND WARRANTIES. To induce the Lender to enter into this Agreement and to make Loans hereunder, AESOP Leasing II represents and warrants to the Lender as to itself, and Original AESOP represents and warrants to the Lender as to itself, as of the Initial Closing Date, as of the date of each Loan made hereunder and as of each Series Closing Date that:

                  SECTION 8.1. Organization; Ownership; Power; Qualification. Each of AESOP Leasing II and Original AESOP is (i) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and (iii) is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization.

                  SECTION 8.2. Authorization; Enforceability. Each of AESOP Leasing II and Original AESOP has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform this Agreement and each of the other Related Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by each of AESOP Leasing II and Original AESOP and is, and each of the other Related Documents to which AESOP Leasing II or Original AESOP is a party is, a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

                  SECTION 8.3. Compliance. The execution, delivery and performance by each of AESOP Leasing II and Original AESOP of this Agreement and each other Related Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization or registration not already obtained or effected, (ii) violate any applicable law with respect to AESOP Leasing II or Original AESOP, as the case may be, which violation could result in a Material Adverse Effect,

(iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws, as amended, of AESOP Leasing II or Original AESOP, as the case may be, or under any indenture, agreement, or other instrument to which AESOP Leasing II or Original AESOP is a party or by which its properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by AESOP Leasing II or Original AESOP except Permitted Liens.

                  SECTION 8.4.  [RESERVED].

                  SECTION 8.5. Litigation. There is no action, suit or proceeding pending against or, to the knowledge of AESOP Leasing II or Original AESOP, threatened against or affecting AESOP Leasing II or Original AESOP before any court or arbitrator or any Governmental Authority in which there is a reasonable possibility of an adverse decision that could materially adversely affect the consolidated financial position, consolidated results of operations, business, properties, performance or condition (financial or otherwise) of AESOP Leasing II or Original AESOP, as the case may be, or which in any manner draws into question the validity or enforceability of this Agreement or any other Related Document or the ability of AESOP Leasing II or Original AESOP to comply with any of the respective terms hereunder or thereunder.

                  SECTION 8.6. Liens. The AESOP II Loan Collateral is free and clear of all Liens other than (i) Permitted Liens and (ii) Liens in favor of the Lender or the Trustee. The Lender (or the Trustee on behalf of the Secured Parties) has obtained, as security for the Liabilities, a first priority perfected Lien on all AESOP II Loan Collateral (except, with respect to perfection and priority, Vehicles titled in the states of Nebraska, Ohio and Oklahoma). All Vehicle Perfection and Documentation Requirements with respect to all Vehicles leased under the AESOP II Operating Lease on or after the date hereof have and will continue to be satisfied in accordance with the terms of this Agreement.

                  SECTION 8.7. Employee Benefit Plans. Neither AESOP Leasing II nor Original AESOP has established nor does it maintain or contribute to any employee benefit plan that is covered by Title IV of ERISA, and neither

AESOP Leasing II nor Original AESOP will do so, so long as the Loan Commitment has not expired, or any amount is owing to the Lender hereunder.

                  SECTION 8.8. Investment Company Act. Neither AESOP Leasing II nor Original AESOP is or is controlled by an "investment company," within the meaning of the Investment Company Act, and neither AESOP Leasing II nor Original AESOP is subject to any other statute which would impair or restrict its ability to perform its obligations under this Agreement or the other Related Documents, and neither the entering into or performance by AESOP Leasing II or Original AESOP of this Agreement nor the issuance of the Loan
Note violates any provision of such Act.

                  SECTION 8.9. Regulations G, T, U and X. Neither AESOP Leasing II nor Original AESOP is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation G, T, U and X of the Board of Governors of the Federal Reserve System). None of AESOP Leasing II, Original AESOP, any Affiliate of AESOP Leasing II or Original AESOP or any Person acting on its or their behalf has taken or will take action to cause the execution, delivery or performance of this Agreement or the Loan Note, the making or existence of the Loans or the use of proceeds of the Loans made hereunder to violate Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

                  SECTION 8.10. Proceeds. The proceeds of the Loans made hereunder will be used solely to purchase or finance Eligible Vehicles that will be leased under the AESOP II Operating Lease.

                  SECTION 8.11. Business Locations; Trade Names. Schedule 8.11 lists each of the locations where AESOP Leasing II or Original AESOP maintains a chief executive office, principal place of business, or any records, and
Schedule 8.11 also lists the legal name of each of AESOP Leasing II and Original AESOP of each name under or by which it conducts its business.

                  SECTION 8.12. Taxes. Each of AESOP Leasing II and Original AESOP has filed all tax returns which have been required to be filed by it (except where the requirement to file such return is subject to a valid extension), and has paid or provided adequate reserves for the payment of all taxes shown due on such returns or required to be paid as a condition to such extension, as well as all payroll taxes and federal and state withholding taxes, and all assessments payable by it that have become due, other than those that are payable without penalty or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP. As of the Closing Date, to the best of AESOP Leasing II's and Original AESOP's knowledge, there is no unresolved claim by a taxing authority concerning AESOP Leasing II's or Original AESOP's tax liability for any period for which returns have been filed or were due other than those contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established, and are being maintained, in accordance with GAAP.

                  SECTION 8.13. Governmental Authorizations. Each of AESOP Leasing II and Original AESOP has all licenses, franchises, permits and other governmental authorizations necessary for all businesses presently carried on by it (including owning and leasing the real and personal property owned and leased by it), except where failure to obtain such licenses, franchises, permits and other governmental authorizations would not have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof).

                  SECTION 8.14. Compliance with Laws. Each of AESOP Leasing II and Original AESOP: (i) is not in violation of any law, ordinance, rule, regulation or order of any Governmental Authority applicable to it or its property, which violation would have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof), and no such violation has been alleged, (ii) has filed in a timely manner all reports, documents and other materials required to be filed by it with any governmental bureau, agency or instrumentality (and the information contained in each of such filings is true correct and complete in all material respects), except where failure to make such filings would not have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof) and
(iii) has retained all records and documents required to be retained by it pursuant to any Requirement of Law, except where failure to retain such records would not have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof).

                  SECTION 8.15. Eligible Vehicles. Each Vehicle leased under the AESOP II Operating Lease was, on the date of purchase or financing thereof by AESOP Leasing II, an Eligible Vehicle.

                  SECTION 8.16. Manufacturer Programs. No Manufacturer Event of Default has occurred and is continuing with respect to any Eligible Program Manufacturer.

                  SECTION 8.17. Absence of Default. Each of AESOP Leasing II and Original AESOP is in compliance with all of the provisions of its certificate or articles of incorporation and by-laws and no event has occurred or failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or with the passage of time or giving of notice or both would constitute, (i) an AESOP II Loan Event of Default or a Potential AESOP II Loan Event of Default or (ii) a default or event of default by AESOP Leasing II or Original AESOP under any indenture, agreement or other instrument, or any judgment, decree or final order to which AESOP Leasing II or Original AESOP is a party or by which AESOP Leasing II or Original AESOP or any of its properties may be bound or affected.

                  SECTION 8.18. No Security Interest; Title to Assets. (a) All action necessary (including the filing of UCC-1 financing statements, the assignment of rights under the Manufacturer Programs to the Trustee, the notation on Certificates of Title for all Vehicles leased under the AESOP II Operating Lease (other than Vehicles titled in the states of Nebraska, Ohio and Oklahoma) of the Trustee's lien for the benefit of the Noteholders) to protect and perfect AFC-II's security interest in the AESOP II Loan Collateral and the Trustee's security interest on behalf of the Secured Parties in the Collat-eral now in existence and hereafter acquired or created has been duly and effectively taken.

                  (b) Each of AESOP Leasing II and Original AESOP has good, legal and marketable title to, or a valid leasehold interest in, all of its assets. None of such properties or assets is subject to any Liens, except for Permitted Liens. Except for financing statements or other filings with respect to or evidencing Permitted Liens, no financing statement under the UCC of any state, application for a Certificate of Title or certificate of ownership, or other filing which names AESOP Leasing II or Original AESOP as debtor or which covers or purports to cover any of the assets of AESOP Leasing II or Original AESOP is on file in any state or other jurisdiction, and neither AESOP Leasing II nor Original AESOP has signed any such financing statement, application or instrument authorizing any secured party or creditor of such Person thereunder to file any such financing statement, application or filing other than with respect to Permitted Liens.

                  SECTION 8.19. Accuracy of Information. All data, certificates, reports, statements, opinions of counsel, documents and other information furnished to the Lender or the Trustee by or on behalf of AESOP Leasing II or Original AESOP pursuant to any provision of any Related Document, or in connection with or pursuant to any amendment or modification of, or waiver under, any Related Document, shall, at the time the same are so furnished, (i) be complete and correct in all material respects to the extent necessary to give the Lender or the Trustee, as the case may be, true and accurate knowledge of the subject matter thereof, (ii) not contain any untrue statement of a material fact and (iii) not omit to state a material fact necessary in order to make the statements contained therein (in light of the circumstances in which they were made) not misleading, and the furnishing of the same to the Lender or the Trustee, as the case may be, shall constitute a representation and warranty by AESOP Leasing II or Original AESOP, as the case may be, made on the date the same are furnished to the Lender or the Trustee, as the case may be, to the effect specified in clauses
(i), (ii) and (iii) above.

                  SECTION 9. AFFIRMATIVE COVENANTS. Until the expiration or termination of the Loan Commitment and thereafter until the Loan Note and all other Liabilities are paid in full, each of AESOP Leasing II and Original AESOP agrees that, unless at any time the Lender shall otherwise expressly consent in writing:

                  SECTION 9.1. Corporate Existence; Foreign Qualification. Each of AESOP Leasing II and Original AESOP will do and cause to be done at all times all things necessary to (i) maintain and preserve its corporate existence, (ii) be, and ensure that it is, duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where the nature of its business makes such qualification necessary and the failure to so qualify would have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof) and (iii) comply with all Contractual Obligations and Requirements of Law binding upon it, except to the extent that the failure to comply therewith would not, in the aggregate, have a material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof).

                  SECTION 9.2. Books, Records and Inspections. AESOP Leasing II will maintain complete and accurate books and records with respect to the AESOP II Loan Collateral and each of AESOP Leasing II and Original AESOP will permit any Person designated by the Lender or the Trustee in writing to visit and inspect any of its properties, corporate books and financial records and to discuss its affairs, finances and accounts with its officers, its agents and its independent public accountants, all at such reasonable times and as often as the Lender or the Trustee may reasonably request.

                  SECTION 9.3. Insurance. AESOP Leasing II will obtain and maintain, or cause to be obtained and maintained, with respect to all Vehicles leased under the AESOP II Operating Lease (i) vehicle liability insurance to the full extent required by law and in any event not less than $500,000 per Person and $1,000,000 per occurrence, (ii) property damage insurance with a limit of $1,000,000 per occurrence and (iii) excess coverage public liability insurance with a limit of not less than $50,000,000 or the limit maintained from time to time by the relevant Lessee at any time hereafter, whichever is greater, with respect to all passenger cars and vans comprising such Lessee's rental fleet. The Lender acknowledges and agrees that AESOP Leasing II may, to the extent permitted by applicable law, allow the relevant Lessees to self-insure with respect to the Vehicles leased under the AESOP II Operating Lease for the first $1,000,000 per occurrence, or a greater amount up to a maximum of $3,000,000, with the consent of each Enhancement Provider, per occurrence, of vehicle liability and property damage insurance which is otherwise required to be insured hereunder. All such policies shall be from financially sound and reputable insurers, shall name the Lender, Original AESOP, PVHC, Quartx and the Trustee as additional insured parties, in the case of catastrophic physical damage insurance on such Vehicles, shall name the Trustee as loss payee as its interest may appear and will provide that the Lender and the Trustee shall receive at least 10 days' prior written notice of cancellation of such policies. AESOP Leasing II will notify promptly the Lender and the Trustee of any curtailment or cancellation of any such Lessee's right to self-insure in any jurisdiction.

                  SECTION 9.4. Manufacturer Programs. AESOP Leasing II will turn in, or cause to be turned in, the Vehicles leased under the AESOP II Operating Lease to the relevant Manufacturer within the Repurchase Period therefor (unless AESOP Leasing II pays in full the Loan with respect to a Vehicle pursuant to Section 5.2 or sells a Vehicle and, prior to the end of the Repurchase Period therefor, receives sales proceeds thereof in cash in an amount equal to or greater than the repurchase price under such Manufacturer Program); and will comply with all of its obligations under each Manufacturer Program.

                  SECTION 9.5. Reporting Requirements. AESOP Leasing II will furnish, or cause to be furnished, to the Lender and the Trustee and, in the case of item (iii) below, each Rating Agency:

                           (i) Reports. All reports of ARC and the Lessees required to be delivered to AESOP Leasing II pursuant to Section 31.5 of the AESOP II Operating Lease;

                           (ii) AESOP II Loan Events of Default; Amortization Events. As soon as possible but in any event within two Business Days after the occurrence of (A) any Potential AESOP II Loan Event of Default or AESOP II Loan Event of Default, a written statement of an Authorized Officer describing such event and the action that AESOP Leasing II proposes to take with respect thereto and (B) any Potential Amortization Event or Amortization Event, notice thereof to the Lender, each Enhancement Provider and the Rating Agencies;

                  (iii) Manufacturers. Promptly after obtaining actual knowledge thereof, notice of any Manufacturer Event of Default or termination or replacement of a Manufacturer Program;

                           (iv) Notice of Liens and Vicarious Liability
         Claims. On each Determination Date, AESOP Leasing II shall forward to AFC-II, the Trustee and the Paying Agent, the Administrative Agent, the Rating Agencies and each Enhancement Provider, (A) an Officer's Certificate of AESOP Leasing II certifying as to whether, to the knowledge of AESOP Leasing II, (x) any Lien exists on any of the AESOP II Loan Collateral or (y) any vicarious liability claims shall have been made against AESOP Leasing II as a result of its ownership of the Vehicles leased under the AESOP II Operating Lease or against Original AESOP as a result of its holding legal title to the Vehicles leased under the AESOP II Operating Lease and (B) a written statement of an Authorized Officer summarizing each such Lien or claim and the action that AESOP Leasing II proposes to take with respect thereto; and

                           (v) Other. Promptly, from time to time, such other information, documents, or reports respecting the AESOP II Loan Collateral or the condition or operations, financial or otherwise, of AESOP Leasing II or Original AESOP as the Lender or the Trustee may from time to time reasonably request in order to protect the interests of the Lender or the Trustee under or as contemplated by this Agreement or any other Related Document.

                  SECTION 9.6. Payment of Taxes; Removal of Liens. Each of AESOP Leasing II and Original AESOP will pay when due all taxes, assessments, fees and governmen-tal charges of any kind whatsoever that may be at any time lawfully assessed or levied against or with respect to AESOP Leasing II or Original AESOP, as the case may be, or its property and assets or any interest thereon. Notwithstanding the previous sentence, but subject in any case to the other requirements hereof and of the Related Documents, neither AESOP Leasing II nor Original AESOP shall be required to pay any tax, charge, assessment or imposition nor to comply with any law, ordinance, rule, order, regulation or requirement so long as AESOP Leasing II or Original AESOP, as the case may be, shall contest, in good faith, the amount or validity thereof, in an appropriate manner or by appropriate proceedings. Each such contest shall be promptly prosecuted to final conclusion (subject to the right of AESOP Leasing II or Original AESOP, as the case be, to settle any such contest).

                  SECTION 9.7. Business. Each of AESOP Leasing II and Original AESOP will engage only in businesses conducted on the date hereof.

                  SECTION 9.8. Maintenance of the Vehicles. AESOP Leasing II will maintain or cause to be maintained in good repair, working order, and condition all of the Vehicles leased under the AESOP II Operating Lease, except to the extent that any such failure to comply with such requirements does not, in the aggregate, materially adversely affect the interests of the Lender under this Agreement or the interests of the Secured Parties under the Indenture or the likelihood of repayment of the Loans made hereunder. From time to time AESOP Leasing II will make or cause to be made all appropriate repairs, renewals, and replacements with respect to the Vehicles leased under the AESOP I Operating Lease.

                  SECTION 9.9. Maintenance of Separate Existence. AESOP Leasing II will do all things necessary to continue to be readily distinguishable from ARC, ARAC, AESOP Leasing, Original AESOP, AFC, AFC-II, the Affiliates of the foregoing or any other affiliated or unaffiliated entity and to maintain its corporate existence separate and apart from that of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC and ARC and Affiliates of ARC including, without limitation, (i) practicing and adhering to corporate formalities, such as maintaining appropriate corporate books and records; (ii) observing all corporate formalities in connection with all dealings between itself and ARC, ARAC, AESOP Leasing, Original AESOP, AFC, AFC-II, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (iii) observing all corporate procedures required by its certificate of incorporation, its bylaws and the corporation law of the State of Delaware; (iv) acting solely in its name and through its duly authorized officers or agents in the conduct of its businesses; (v) managing its business and affairs by or under the direction of the Board of Directors; (vi) ensuring that its Board of Directors duly authorizes all of its corporate actions; (vii) ensuring the receipt of proper authorization, when necessary, from its stockholder(s) for corporate action;
(viii) maintaining at least two corporate directors who are Independent Directors; (ix) owning or leasing (including through shared arrangements with Affiliates) all office furniture and equipment necessary to operate its business; (x) not (A) having or incurring any debt or obligations to any of AESOP Leasing, Original AESOP, AFC, AFC-II, ARC, ARAC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity, except for, the obligations to AFC-II under the AESOP II Loan Agreement; (B) other than as provided in the Related Documents, guaranteeing or otherwise becoming liable for any obligations of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing; (C) having obligations guaranteed by AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing; (D) holding itself out as responsible for debts of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing or for decisions or actions with respect to the affairs of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing;
(E) failing to correct any known misrepresentation with respect to the statement in subsection (C); (F) operating or purporting to operate as an integrated, single economic unit with respect to AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity or any other affiliated or unaffiliated entity; (G) seeking to obtain credit or incur any obligation to any third party based upon the assets of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (H) induce any such third party to reasonably rely on the creditworthiness of AESOP Leasing, Original

AESOP, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; and (I) being directly or indirectly named as a direct or contingent beneficiary or loss payee on any insurance policy of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing other than as required by the Related Documents with respect to insurance on the Vehicles; (xi) other than as provided in the Related Documents, maintaining its deposit and other bank accounts and all of its assets separate from those of any other Person; (xii) maintaining its financial records separate and apart from those of any other Person; (xiii) disclosing in its annual financial statements the effects of the transactions contemplated by the Related Documents in accordance with generally accepted accounting principles; (xiv) setting forth clearly in its financial statements its separate assets and liabilities and the fact that the Vehicles leased under the AESOP II Operating Lease are owned by AESOP Leasing II; (xv) not suggesting in any way, within its financial statements, that its assets are available to pay the claims of creditors of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (xvi) not consolidating its financial statements with the financial statements of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity and not consolidating its assets or liabilities into, or otherwise reflecting them on, the financial statements of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (xvii) compensating all its employees, officers, consultants and agents for services provided to it by such Persons out of its own funds; (xviii) maintaining office space separate and apart from that of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing (even if such office space is subleased from or is on or near premises occupied by AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing) and a telephone number separate and apart from that of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing; (xix) conducting all oral and written communications, including, without limitation, letters, invoices, purchase orders, contracts, statements, and applications solely in its own name; (xx) having separate stationary from AESOP Leasing,

Original AESOP, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (xxi) accounting for and managing all of its liabilities separately from those of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC or ARC or any Affiliates of the foregoing; (xxii) allocating, on an arm's-length basis, all shared corporate operating services, leases and expenses, including, without limitation, those associated with the services of shared consultants and agents and shared computer and other office equipment and software; and otherwise maintaining an arm's-length relationship with each of AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC, ARC, the Affiliates of the foregoing or any other affiliated or unaffiliated entity; (xxiii) refraining from filing or otherwise initiating or supporting the filing of a motion in any bankruptcy or other insolvency proceeding involving AESOP Leasing, Original AESOP, AFC, AFC-II, AESOP Leasing II, ARAC, ARC or any Affiliate of ARC, to substantively consolidate AESOP Leasing, AFC, AFC-II or AESOP Leasing II with ARAC, ARC or any Affiliate of ARC; (xxiv) remaining solvent and assuring adequate capitalization for the business in which it is engaged and (xxv) conducting all of its business (whether written or oral) solely in its own name so as not to mislead others as to the identity of each of AESOP Leasing II, AESOP Leasing, Original AESOP, AFC, AFC-II, ARAC, ARC and the Affiliates of the foregoing or any other affiliated or unaffiliated entity. AESOP Leasing II acknowledges its receipt of a copy of those certain opinion letters issued by Skadden, Arps, Slate, Meagher & Flom LLP dated July 30, 1997 addressing the issue of substantive consolidation as they may relate to any of ARAC, ARC and each affiliate of ARC on the one hand and any of AESOP Leasing, Original AESOP, AFC, AFC-II and AESOP Leasing II on the other hand and as among AESOP Leasing II, AFC-II, AESOP Leasing Original AESOP, and AFC. AESOP Leasing II hereby agrees to maintain in place all policies and procedures, and take and continue to take all action, described in the factual assumptions set forth in such opinion letter and relating to it.

                  SECTION 9.10. Manufacturer Payments; Sales Proceeds. AESOP Leasing II will cause each Manufacturer and auction dealer to make all payments under the Manufacturer Programs with respect to Vehicles directly to the Collection Account. Any such payments from Manufacturers or related auction dealers received directly by

AESOP Leasing II, will be, within three Business Days of receipt, deposited into the Collection Account. AESOP Leasing II shall, within two Business Days of receipt thereof, deposit into the Collection Account all amounts representing the proceeds from sales of Vehicles by auction dealers under a Guaranteed Depreciation Program and sales of Vehicles (including amounts paid by a Manufacturer as a result of the sale of such Vehicle outside such Manufacturer's Manufacturer Program) to third parties (other than under any related Manufacturer Program) and all payments with respect to other AESOP II Loan Collateral (other than the AESOP II Loan Collateral described in the last sentence of this paragraph). Insurance proceeds and warranty payments with respect to Vehicles will only be deposited into the Collection Account if an Amortization Event or Potential Amortization Event shall have occurred and be continuing.

                  SECTION 9.11. Maintenance of Properties. Each of AESOP Leasing II and Original AESOP will maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties, including, without limitation, vehicles necessary for the operation of its businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto, except to the extent no material adverse effect on its business and properties or a Material Adverse Effect (as set forth in clauses (ii) and (iii) of the definition thereof) could result, and maintain good, legal and marketable title to, or a valid leasehold interest in, all of its assets, free and clear of all Liens except for Permitted Liens, and except to the extent sold or otherwise disposed of in accordance with this Agreement or any other Related Document.

                  SECTION 9.12. Verification of Title. AESOP Leasing II will on an annual basis, cause a title check to be performed by an independent nationally recognized firm of certified public accountants acceptable to the Trustee and each Enhancement Provider on a statistical sample of all Vehicles leased under the Leases designed to provide a ninety-five percent (95%) confidence level that no more than five percent (5%) of the Certificates of Title for such Vehicles did not correctly reference the Trustee or its Permitted Nominee, as first lienholder, and the Lessor of such Vehicle or its Permitted Nominee or, in the case of Financed Vehicles, ARAC or its Permitted Nominee, as owner, and cause such party to deliver a report stating that, within the confidence level set forth above, no more than five percent (5%) of the Certificates of Title did not correctly reference the lienholder or owner of the Vehicles described in the immediately preceding clause.

                  SECTION 9.13.  [RESERVED].

                  SECTION 9.14. Delivery of Information. Each of AESOP Leasing II and Original AESOP will provide to the Lender any information or materials necessary for the Lender to comply with its obligations under the Indenture.

                  SECTION 9.15.  Preferred Stock.  AESOP Leasing
II will at all times cause to be outstanding Preferred
Stock in an amount equal to or greater than $15,000,000.

                  SECTION 9.16. Vehicles. AESOP Leasing II will maintain good and marketable title to each Vehicle purchased by AESOP Leasing II with the proceeds of Loans made hereunder, free and clear of all Liens and encumbrances, other than any Permitted Liens.

                  SECTION 9.17. Assignments. AESOP Leasing II will deliver to the Trustee on or prior to the Initial Closing Date, or such later date and thereafter, as necessary to comply with the terms of the Related Documents, executed counterparts of the Assignment Agreements related to the assignment of rights under each Manufacturer Program, dated as of the Initial Closing Date, or such later date, if delivered after the Initial Closing Date in accordance herewith, duly executed by ARAC, each other Lessee, AESOP Leasing II, AFC-II, the Trustee and each applicable Manufacturer.

                  SECTION 9.18. Notation of Liens. AESOP Leasing II will deliver to the Lender and the Trustee on or prior to the Initial Closing Date and on an ongoing basis, as applicable, evidence (which, in the case of the filing of financing statements on form UCC-1, may be telephonic confirmation of such filing) that it has caused or is causing the Trustee's name to be noted on the Certificate of Title for each Vehicle leased under the AESOP II Operating Lease (other than Certificates of Title for Vehicles titled in the states of Nebraska, Ohio and Oklahoma) in accordance herewith and all filings (including filings of financing statements on form UCC-1) and recordings have been accomplished as may be required by law to establish, perfect (other than perfection of the security interest of the Trustee in Vehicles by notation of the lien of the Trustee on the Certificates of Title for Vehicles titled in the States of Nebraska, Ohio and Oklahoma), protect and preserve the rights, titles, interests, remedies, powers, privileges, licenses and security interest of the Trustee in such Vehicles and other AESOP II Loan Collateral for the benefit of the Secured Parties.

                  SECTION 10. NEGATIVE COVENANTS. Until the expiration or termination of the Loan Commitment and thereafter until the Loan Note and all other Liabilities are paid in full, each of AESOP Leasing II and Original AESOP agrees that, unless at any time the Lender shall otherwise expressly consent in writing, it will not:

                  SECTION 10.1. Liens. Create, incur, assume or permit to exist any Lien upon any of its Assets (including the AESOP II Collateral), other than Permitted Liens.

                  SECTION 10.2. Other Indebtedness. Create, assume, incur, suffer to exist or otherwise become or remain liable in respect of any Indebtedness other than (i) Indebtedness hereunder and (ii) Indebtedness permitted under any other Related Document.

                  SECTION 10.3. Mergers, Consolidations. Except as may be permitted by the express written approval of the Trustee and the Lender, merge with or into, enter into any joint venture or other association with, or consolidate with, any other Person.

                  SECTION 10.4. Sales of Assets. Sell, lease, transfer, liquidate or otherwise dispose of any Assets, except as contemplated by the Related Documents.

                  SECTION 10.5. Acquisition of Assets. Acquire, by long-term or operating lease or otherwise, any Assets except pursuant to the terms of the Related Documents.

                  SECTION 10.6. Dividends, Officers' Compensation, etc. (i) Declare or pay any dividends on any shares of its capital stock or make any other distribution on, or any purchase, redemption or other acquisition of, any shares of its capital stock except, in the case of AESOP Leasing II, out of funds in the AESOP II Segregated Account, or (ii) pay any wages or salaries or other compensation to officers, directors, employees or others except out of earnings computed in accordance with GAAP and, in the case of AESOP Leasing II, only from funds in the AESOP II Segregated Account.

                  SECTION 10.7. Organizational Documents. Amend any of its organizational documents, including its certificate of incorporation or by-laws, unless prior to such amendment, each Rating Agency confirms that after such amendment the Rating Agency Condition and the CP Rating Agency Consent Condition will be met.

                  SECTION 10.8. Investments. Make, incur, or suffer to exist any loan, advance, extension of credit or other investment in any Person other than pursuant to the Related Documents.

                  SECTION 10.9. Regulations G, T, U and X. Use or permit any proceeds of the Loans made hereunder to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying margin stock" within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as amended from time to time.

                  SECTION 10.10. Other Agreements. Enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered by it hereunder or in connection herewith.

                  SECTION 10.11. Use of Vehicles. Use or allow the Vehicles leased under the AESOP II Operating Lease to be used in any manner (i) that would make Vehicles ineligible for repurchase under an Eligible Manufacturer Program, (ii) for any illegal purposes or (iii) that could subject the Vehicles to confiscation.

                  SECTION 10.12. Use of Proceeds. Use or permit the proceeds of the Loans made hereunder to be used for any purpose other than to purchase or finance Eligible Vehicles that will be leased under the AESOP II Operating Lease.

                  SECTION 10.13. Limitations on the Acquisition of Certain Vehicles. Unless otherwise specified in the related Supplement or unless waived by the Required Noteholders as specified in the related Supplement, permit (a) the aggregate Net Book Value of all Vehicle leased under the Leases and manufactured by a particular Manufacturer or group of Manufacturers as of any Payment Date to exceed any applicable Maximum Manufacturer Amount and (b) the Specified States Amount as of any Payment Date to exceed any applicable Maximum Specified States Amount.

                  SECTION 11.  CONDITIONS.

                  SECTION 11.1. Initial Loans. The effectiveness of this Agreement and the obligation of the Lender to make the initial Loans hereunder to AESOP Leasing II shall be subject to the prior or concurrent (i) delivery of each of the following documents to the Lender and, if not otherwise required to be delivered to the Trustee by any other Related Document, to the Trustee and any other Enhancement Provider, as applicable (in form and substance satisfactory to the Lender and, if applicable, the Trustee and any Enhancement Provider) and (ii) satisfaction of the following conditions, as applicable:

                  (a) Loan Note. A Loan Note duly executed by AESOP Leasing
II;

                  (b) Certificates of Incorporation. The certificate of incorporation of each of AESOP Leasing II and Original AESOP, duly certified by the Secretary of State of the State of Delaware, together with a copy of the by-laws of each of AESOP Leasing II and Original AESOP, duly certified by the Secretary or an Assistant Secretary of AESOP Leasing II or Original AESOP, as the case may be;

                  (c) Resolutions. Copies of resolutions of the Board of Directors of each of AESOP Leasing II and Original AESOP authorizing or ratifying the execution, delivery and performance of those documents and matters re-quired of it with respect to this Agreement, duly certified by the Secretary or an Assistant Secretary of AESOP Leasing II or Original AESOP, as the case may be;

                  (d) Consents, etc. Certified copies of all documents evidencing any necessary corporate action, consents and governmental approvals (if any) with respect to this Agreement;

                  (e) Incumbency and Signatures. A certificate of the Secretary or an Assistant Secretary of each of AESOP Leasing II and Original AESOP certifying the names of the individual or individuals authorized to sign this Agreement and the other Related Documents to be executed by it, together with a sample of the true signature of each such individual (the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein);

                  (f) Opinions of Counsel. The opinions of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to AESOP Leasing II, AESOP Leasing, AFC and AFC-II, addressed to the Lender, the Trustee, the Rating Agencies and the Administrative Agent, the opinions of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for ARC and ARAC addressed to the Lender, the Trustee, the Placement Agents, the Rating Agencies and the Administrative Agent, on behalf of the Liquidity Lenders, and the opinions of counsel to each applicable Manufacturer for the Manufacturer Programs under which Program Vehicles will be financed hereunder addressed to the Lender, the Trustee, the Rating Agencies and the Administrative Agent, on behalf of the Liquidity Lenders;

                  (g) Good Standing Certificates. Certificates of good standing for each of AESOP Leasing II and Original AESOP in the jurisdiction of its incorporation and the jurisdiction of its principal place of business;

                  (h) Search Reports. A written search report from a Person satisfactory to the Lender and the Trustee listing all effective financing statements that name AESOP Leasing II or Original AESOP, as debtor or assign-or, and that are filed and the jurisdictions in which filings were made pursuant to subsection (i) below, together with copies of such financing statements, and tax and judgment lien search reports from a Person satis-factory to the Lender and the Trustee showing no evidence of such liens filed against AESOP Leasing II or Original AESOP;

                  (i) Evidence. Evidence (which may be telephonic) of the filing of proper financing statements on Form UCC-1, naming (1) AESOP Leasing II as debtor and (2) Original AESOP as debtor, and the Lender as secured party and the Trustee as assignee or other, similar instruments or documents, as may be necessary or, in the reasonable opinion of the Lender and the Trustee, desirable under the UCC of all applicable jurisdictions to perfect the Lender's and the Trustee's interest in the AESOP II Loan Collateral;

                  (j) Enhancement Agreement. An executed copy of the Enhancement Agreement pursuant to the Supplement with respect to any Series of Notes for which the Series Closing Date occurs on the Initial Closing Date;

                  (k) Enhancement. The Enhancement Amount with respect to any Series of Notes for which the Series Closing Date occurs on the Initial Closing Date is equal to or exceeds the Required Enhancement Amount for such Series;

                  (l) Leases. An executed copy of the Leases and all documents required to be delivered by any relevant Lessee and ARC to the Lessors pursuant to the Leases, and all conditions to the effectiveness of the Lease shall have been satisfied;

                  (m) Assignment Agreement. An executed copy of the Assignment Agreement of each Manufacturer;

                  (n) Certified Copy of Manufacturer Program. A copy of each Manufacturer Program under which Vehicles will be financed hereunder and an Officer's Certificate, dated the Initial Closing Date, and duly executed by an Authorized Officer of AESOP Leasing II, certifying that each such copy is true, correct and complete as of the Initial Closing Date and that each such Manufacturer Program shall be in full force and effect and enforceable against the related Manufacturer;

                  (o) Indenture. The Indenture, dated the Initial Closing Date, duly executed by the Lender and the

Trustee, and all conditions to the effectiveness thereof and the issuance of the Notes thereunder shall have been satisfied in all respects;

                  (p) Vehicle Title and Lienholder Nominee Agreements and HFS Indemnity. The Vehicle Title and Lienholder Nominee Agreements and HFS Indemnity, each dated the Initial Closing Date, duly executed by the parties thereto;

                  (q) Conditions Precedent to Note Issuance. All conditions precedent to the issuance of any Series of Notes for which the Series Closing Date occurs on the Initial Closing Date shall have been satisfied in accor-dance with the related Supplement; and

                  (r) Other. Such other documents as the Trust-ee or the Lender may reasonably request.

                  SECTION 11.2. All Loans. All Loans hereunder (including the initial Loan) shall be subject to the further conditions precedent that (a) if the amount of Enhancement with respect to any Series of Notes is increased or if the current Enhancement with respect to any Series of Notes is replaced, to the extent such additional or replacement Enhancement is in the form of an unfunded commitment (including, without limitation, a letter of credit), AESOP Leasing II shall cause the delivery to the Lender, the Trustee, the Enhancement Providers, if any, for any Series of Notes issued and outstanding on the date of such opinion(s), Placement Agents, if any, the Rating Agencies and the Administrative Agent (on behalf of the Liquidity Lenders) on or prior to the effectiveness of such additional or replacement Enhancement of opinion(s) of counsel as to the enforceability of such additional or replacement Enhancement substantially similar to the original opinions delivered with respect to such Enhancement, (b) the Lender shall have received a completed Loan Request therefor and a copy of the related Vehicle Order, (c) all conditions precedent to the issuance of any Series of Notes after the Initial Closing Date shall have been satisfied in accordance with the related Supplement and (d) on the date of such Loan the following statements shall be true (and AESOP Leasing II, by accepting the amount of such Loan, shall be deemed to have represented and warranted that): (i) the representations and warran-ties contained in Section 8 are true and correct on and as of such date with the same effect as though made on and as of such date and shall be deemed to have made on such date and (ii) no Potential AESOP II Loan Event of Default or AESOP II Loan Event of Default has occurred and is continuing or would result from the making of such Loan or from the application of the proceeds of such Loan.

                  SECTION 12.  LOAN EVENTS OF DEFAULT AND THEIR
EFFECT.

                  SECTION 12.1. AESOP II Loan Events of Default. Each of the following shall constitute an AESOP II Loan Event of Default under this
Agreement:

                           12.1.1.  Non-Payment of Loans.  Default in
the payment when due of the principal amount of any Loan made hereunder or the Monthly Loan Principal Amount hereunder, and the continuance thereof for one
(1) Business Day after the occurrence thereof, or the default in the payment of any Loan Interest on any Loan made hereunder, and the continuance thereof for five (5) Business Days after the occurrence thereof.

                  12.1.2. Non-Payment of Other Amounts. Default, and continuance thereof for five (5) Business Days after notice thereof by the Lender to AESOP Leasing II, in the payment when due of any amount payable hereunder (other than any amount described in Section 12.1.1).

                           12.1.3.  Bankruptcy, Insolvency, etc.  The
occurrence of an Event of Bankruptcy with respect to ARC, ARAC, any other Lessee under the AESOP II Operating Lease, AESOP Leasing II or Original AESOP.

                           12.1.4.  Non-Compliance With Provisions.
Failure by AESOP Leasing II to comply with or to perform any provision of this Agreement (and not constituting an AESOP II Loan Event of Default under any of the other provisions of this Section 12.1) and, other than the failure to comply with the provisions of Sections 10.1 and 10.2 hereof, the continuance of such failure for 30 days after the earlier of the date of the receipt of written notice thereof from the Lender or the Trustee to AESOP Leasing II and the date AESOP Leasing II learns of such failure.

                           12.1.5.  Warranties and Representations.
Any warranty or representation made by or on behalf of AESOP Leasing II or otherwise in connection herewith is inaccurate or incorrect or is breached or false or misleading in any material respect as of the date such warranty or representation is made; or any schedule, certificate, financial statement, report, notice, or other writing furnished by or on behalf of AESOP Leasing II to the Lender is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

                  12.1.6. Lease Events of Default. The occurrence of a Lease Event of Default.

                  12.1.7. Loan Events of Default Under Other Loan Agreements. The occurrence of an AESOP I Loan Event of Default.

                  12.1.8. Judgments. Any final and unappealable (or, if capable of appeal, such appeal is not being diligently pursued or enforcement thereof has not been stayed) judgment or order for the payment of money in excess of $100,000 which is not fully covered by insurance shall be rendered against AESOP Leasing II and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days.

                  SECTION 12.2. Effect of AESOP II Loan Event of Default or Liquidation Event of Default. If any AESOP II Loan Event of Default described in Section 12.1.1 or 12.1.3 or any Liquidation Event of Default shall occur, the Loan Commitment (if not theretofore terminated) shall immediately terminate and in the case of any other AESOP II Loan Event of Default, the Lender may declare its Loan Commitment (if not theretofore terminated) to be terminated and whereupon it shall immediately terminate and may declare the Loan Note and all other Liabilities to be due and payable, whereupon the Loan Note shall become immediately due and payable.

                  SECTION 12.3. Rights of Trustee Upon Liquidation Event of Default and Non-Performance of Certain Covenants. (a) If a Liquidation Event of Default shall have occurred and be continuing the Lender and the Trustee, to the extent provided in the Indenture, shall have all the rights against AESOP Leasing II, Original AESOP and the Loan Collateral provided in the Indenture upon a Liquidation Event of Default, including the right to take (under the specified circumstances) possession of all Vehicles immediately.

                  (b) If (i) AESOP Leasing II shall default in the due performance and observance of any of its obligations under Section 9.3, 9.4, 9.5(iii), 9.8, 10.1 or 10.11 hereof, or (ii) any Lessee shall default in the due performance and observance of its obligations under Section 31.10 of the AESOP II Operating Lease, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to AESOP Leasing II by the Lender, the Lender shall have the ability to exercise all rights, remedies, powers, privileges and claims of AESOP Leasing II or Original AESOP against the Manufacturers under or in connection with the Manufacturer Programs with respect to (A) Vehicles leased under the AESOP II Operating Lease that AESOP Leasing II has determined to turn back to the Manufacturers under such Manufacturer Programs and (B) whether or not AESOP Leasing II shall then have determined to turn back such Vehicles, any Vehicles leased under the AESOP II Operating Lease for which the applicable Repurchase Period will end within one week or less.

                  (c) Upon a default in the performance (after giving effect to any grace periods provided herein) by AESOP Leasing II or Original AESOP of its obligations under Section 7.5 or 8.6 hereof with respect to certain Vehicles, the Lender or the Trustee shall have the right to take actions reasonably necessary to correct such default with respect to the subject Vehicles including the execution of UCC financing statements with respect to Manufacturer Programs and other general intangibles and the completion of Vehicle Perfection and Documentation Requirements on behalf of AESOP Leasing II, Original AESOP or the Lender, as applicable.

                  (d) Upon the occurrence of a Liquidation Event of Default, AESOP Leasing II will return all Vehicles leased under the AESOP II Operating Lease to the related Manufacturer in accordance with the instructions of the Lender. Upon the occurrence of a Limited Liquidation Event of Default with respect to any Series of Notes, AESOP Leasing II will return Vehicles leased under the AESOP II Operating Lease to the related Manufacturer in accordance with the instructions of the Lender to generate proceeds in an amount which, together with the proceeds of Vehicles returned or sold pursuant to the AESOP I Loan Agreements, will be sufficient to pay all interest on and principal of such Series of Notes. To the extent any Manufacturer fails to accept any such Vehicles under the terms of the applicable Manufacturer Program, the Lender shall have the right to otherwise dispose of such Vehicles and to direct AESOP Leasing II to dispose of such Vehicles in accordance with its instructions. In addition, the Lender shall have all of the rights, remedies, powers, privileges and claims vis-a-vis AESOP Leasing II and Original AESOP, necessary or desirable to allow the Trustee to exercise the rights, remedies, powers, privileges and claims given to the Trustee pursuant to Sections 9.2 and 9.3 of the Base Indenture and each of AESOP Leasing II and Original AESOP acknowledges that it has hereby granted the Lender all of the rights, remedies, powers, privileges and claims granted to the Trustee pursuant to Article 9 of the Base Indenture and that, under certain circumstances set forth in the Base Indenture, the Trustee may act in lieu of the Lender in the exercise of such rights, remedies, powers, privileges and claims.

                  SECTION 12.4. Application of Proceeds. The proceeds of any sale or other disposition on any date pursuant to Section 12.3 shall be applied in the following order: (i) to the reasonable costs and expenses incurred by the Lender in connection with such sale or disposition, including any reasonable costs associated with repairing any Vehicles leased under the AESOP II Operating Lease, and reasonable attorneys' fees in connection with the enforcement of this Agreement; (ii) to the payment of accrued Loan Interest and outstanding Loan Principal Amount, and all other amounts due hereunder in the Related Month; and (iii) any remaining amounts to AESOP Leasing II, or such Person as may be lawfully entitled thereto.

                  SECTION 13.  GENERAL.

                  SECTION 13.1. Waiver; Amendments. No delay on the part of the Lender or the holder of the Loan Note or other Liabilities in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the Loan Note shall in any event be effective unless (i) the same shall be writing and signed and delivered by the Lender, AESOP Leasing II and Original AESOP and consented to in writing by the (x) Trustee and (y) if such amendment, modification, waiver or consent would materially adversely affect the rights of the holders of the outstanding Preferred Stock, the holders of such Preferred Stock, (ii) the Lender shall have received in writing confirmation from each of the Rating Agencies that its then current rating with respect to any outstanding Series of Notes or the Commercial Paper Notes will not be reduced or withdrawn as a result thereof and (iii) the Rating Agency Consent Condition shall have been satisfied; provided that any amendment or modification of the Loan Note need only be signed by AESOP Leasing II.

                  SECTION 13.2. Confirmations. AESOP Leasing II and the Lender (or the holder of the Loan Note) agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid Loan Principal Amount.

                  SECTION 13.3. Notices. All notices, amendments, waivers, consents and other communications provided to any party hereto under this Agreement shall be in writing and addressed, delivered or transmitted to such party at its address or facsimile number set forth below its signature hereto or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when transmitted upon receipt of electronic confirmation of transmission.

                  SECTION 13.4. Taxes. AESOP Leasing II agrees to pay, and to save the Trustee and the Lender harmless from all liability for, any document, stamp, filing, recording, mortgage or other taxes (other than net income taxes of the Lender) which may be payable in connection with the borrowings hereunder or the execution, delivery, recording or filing of this Agreement or of any other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided for in this
Section 13.4 shall survive any termination of this Agreement.

                  SECTION 13.5. Indemnification. In consideration of the Lender's execution and delivery of this Agreement and the Lender's extension of the Loan Commitment, AESOP Leasing II hereby agrees to:

                  (a) indemnify, exonerate and hold the Lender and its officers, directors, stockholders, employees, and agents (herein collectively called "Lender Parties" and individually called a "Lender Party") free and harmless from and against any and all claims, demands, actions, causes of action, suits, losses, costs, charges, liabilities, damages, and expenses in connection therewith (irrespective of whether such Lender Party is a party to the action for which indemnification hereunder is sought), and including, without limitation, reasonable attorneys' fees and disbursements (called in this paragraph the "Indemnified Liabilities"), incurred by Lender Parties or any of them as a result of, or arising out of, or relating to (i) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan made hereunder or involving any Loan made hereunder, or (ii) the execution, delivery, performance or enforcement of this Agreement and any instrument, document or agreement executed pursuant hereto by any of the Lender Parties, or (iii) the ownership, operation, maintenance, leasing, or titling of the Vehicles, except in each case, for any such Indemnified Liabilities arising on account of the relevant Lender Party's gross negligence or willful misconduct and, to the extent that the foregoing undertaking may be unenforceable for any reason, AESOP Leasing II agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law; and

                  (b) indemnify and hold harmless the Trustee (and its officers, directors, employees and agents) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of, or arising out of or in connection with: (i) any acts or omissions of AESOP Leasing II pursuant to this Agreement and (ii) the Trustee's appointment under the Indenture and the

Trustee's performance of its obligations thereunder, or any document pertaining to any of the foregoing to which the Trustee is a signatory, including, but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, AESOP Leasing II shall have no duty to indemnify the Trustee to the extent such loss, liability, expense, damage or injury suffered or sustained is due to the Trustee's negligence or willful misconduct.

AESOP Leasing II agrees that the indemnification provided for in this Section
13.5 shall run directly to and be enforceable by an indemnified party subject to the limitations hereof. The indemnification provided for in this Section
13.5 shall survive the termination of this Agreement, the Indenture and the resignation or removal of the Trustee.

                  SECTION 13.6. Bankruptcy Petition. (a) Each of AESOP Leasing II and Original AESOP hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of (i) all Commercial Paper Notes Outstanding and (ii) all Notes Outstanding, it will not institute against, or join any other Person in instituting against, AFC-II any bankruptcy, reorganization, arrangement, insolvency or liquidation proceed-ings or other similar proceeding under the laws of the United States or any state of the United States. In the event that AESOP Leasing II or Original AESOP takes action in violation of this Section 13.6, AFC-II agrees, for the benefit of the Noteholders and the Commercial Paper Note holders, respectively, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by AESOP Leasing II or Original AESOP against AFC-II or commencement of such action and raise the defense that each of AESOP Leasing II and Original AESOP has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.6 shall survive the termination of this Agreement.

                  (b) AFC-II hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of (i) all Commercial Paper Notes Outstanding, (ii) all Notes Outstanding and (iii) all Loans outstanding under this Agreement, it will not institute against, or join any other Person in instituting against, AESOP Leasing, Original AESOP, AESOP Leasing II, AFC, PVHC or Quartx any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. In the event that AFC-II takes action with respect to AESOP Leasing II or Original AESOP in violation of this Section 13.6, each of AESOP Leasing II and Original AESOP agrees, for the benefit of the Noteholders and the Commercial Paper Note Holders, respectively, that it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such a petition by AFC-II against AESOP Leasing II or Original AESOP or commencement of such action and raise the defense that AFC-II has agreed in writing not to take such action and should be estopped and precluded therefrom and such other defenses, if any, as its counsel advises that it may assert. The provisions of this Section 13.6 shall survive the termination of this Agreement.

                  SECTION 13.7. Submission to Jurisdiction. The Lender may enforce any claim arising out of this Agreement or the Loan Note in any state or federal court having subject matter jurisdiction and located in New York, New York. For the purpose of any action or proceeding instituted with respect to any such claim, AESOP Leasing II hereby irrevocably submits to the jurisdiction of such courts. Each of AESOP Leasing II and Original AESOP irrevocably consents to the service of process out of said courts by mailing a copy thereof, by registered mail, postage prepaid, to AESOP Leasing II or Original AESOP, as the case may be, and agrees that such service, to the fullest extent permitted by law, (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall be taken and held to be valid personal service upon and personal delivery to it. Nothing herein contained shall affect the right of the Trustee and the Lender to serve process in any other manner permitted by law or preclude the Lender from bringing an action or proceeding in respect hereof in any other country, state or place having jurisdiction over such action. Each of AESOP Leasing II and Original AESOP hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court located in New York, New York and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum.

                  SECTION 13.8. Governing Law. THIS AGREEMENT AND THE LOAN NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN
SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of AESOP Leasing II and Original AESOP and rights of the Lender and the holder of the Loan Note or Liability expressed herein shall be in addition to and not in limitation of those provided by applicable law or in any other written instrument or agreement relating to any of the Liabilities.

                  SECTION 13.9. JURY TRIAL. EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT TO WHICH IT IS A PARTY, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED TRANSACTION, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

                  SECTION 13.10. Successors and Assigns. This Agreement shall be binding upon AESOP Leasing II, Original AESOP, the Lender and their respective successors and assigns, and shall inure to the benefit of AESOP Leasing II, Original AESOP, the Lender, the Trustee as a third party beneficiary and their respective successors and assigns; provided, however, that neither AESOP Leasing II nor Original AESOP shall have the right to assign its rights or delegate its duties under this Agreement without (i) the Lender's and the Trustee's prior written consent and (ii) receipt of written confirmation from each of the Rating Agencies that its then current rating will not be reduced or withdrawn with respect to the Commercial Paper Notes or any outstanding Series of Notes as a result thereof. Each of AESOP Leasing II and Original AESOP acknowledges that this Agreement and the Loan Note will be assigned by the Lender to the Trustee pursuant to the Indenture, and hereby agrees that, subject to the terms of the Indenture, the Trustee may exercise all of the Lender's rights hereunder. This Agreement and the other Related Documents contain the entire agreement of the parties hereto with respect to the matters covered hereby.

                  SECTION 13.11. Tax Treatment of Loans. It is the intention of the parties hereto that for U.S. federal income tax purposes each Loan made hereunder will constitute indebtedness of AESOP Leasing II to the Lender and that AESOP Leasing II shall be the owner of the Vehicles that are subject to the AESOP II Operating Lease. The parties agree to take no position in any tax return, filing or proceeding inconsistent with this provision.

                  SECTION 13.12. No Recourse. The obligations of AFC-II, AESOP Leasing II and Original AESOP under this Agreement are solely the corporate obligations of AFC-II, AESOP Leasing II and Original AESOP, respectively. No recourse shall be had for the payment of any obligation or claim arising out of or based upon this Agreement against any shareholder, employee, officer, director or incorporator of AFC-II, AESOP Leasing II or Original AESOP.

                  SECTION 13.13. Consent to Amendment of Indenture by Preferred Stockholders. AFC-II shall not consent to any amendment, modification or waiver of the Indenture if such amendment, modification or waiver would materially adversely affect the rights of the holders of the outstanding Preferred Stock, unless the same shall be consented to in writing by the holders of such Preferred Stock.

                  Delivered at New York, New York as of the day and year first above written.

                                            AESOP LEASING CORP. II



                                            By: /s/ Frank B. Bilotta
                                               -------------------------------
                                               Name:  Frank B. Bilotta
                                               Title: Vice President


                                            Address:       c/o Lord Securities
                                                             Corporation
                                                           Two Wall Street
                                                           New York, NY  10055

                                            Facsimile:           (212) 346-9000
                                            Telephone:           (212) 346-9012


                                            AESOP LEASING CORP.



                                            By: /s/ Peter H. Sorensen
                                               -------------------------------
                                               Name:  Peter H. Sorensen
                                               Title: President


                                            Address:        c/o Lord Securities
                                                              Corporation
                                                            Two Wall Street
                                                            New York, NY  10055

                                            Facsimile:           (212) 346-9000
                                            Telephone:           (212) 346-9012


                                            AESOP FUNDING II L.L.C.



                                            By: /s/ Frank B. Bilotta
                                               -------------------------------
                                               Name:  Frank B. Bilotta
                                               Title: Vice President


                                            Address:       c/o Lord Securities
                                                             Corporation
                                                           Two Wall Street
                                                           New York, NY  10055

                                            Facsimile:           (212) 346-9000
                                            Telephone:           (212) 346-9012

                                                                      EXHIBIT A
                                                                    TO THE LOAN
                                                                      AGREEMENT

                               FORM OF LOAN NOTE
                                                                  _______, 1997


         FOR VALUE RECEIVED, AESOP Leasing Corp. II, a Delaware corporation (the "Borrower"), promises to pay to the order of AESOP Funding II L.L.C., a Delaware limited liability company (the "Lender"), the aggregate unpaid Loan Principal Amount of all Loans shown on the schedule attached hereto (and any continuation thereof) provided, that the failure to so record any such information or any error in so recording any such information shall not limit or otherwise affect the actual obligations of the Borrower hereunder to repay the Loan Principal Amount of all Loans made to it, together with all Loan Interest accruing thereon, made by the Lender pursuant to that certain AESOP II Loan Agreement, dated as of July 30, 1997 (together with all amendments, supplements, amendment and restatements and other modifications, if any, from time to time thereafter made thereto, the "Loan Agreement"), between the Borrower, AESOP Leasing Corp., as Permitted Nominee of the Borrower, and the Lender. Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Loan Agreement.

         The Borrower also promises to pay interest on the unpaid Loan Principal Amount of all Loans hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

         Payments of both principal and interest are to be made in lawful money of the United States in same day or immediately available funds to the account designated by the Lender pursuant to the Loan Agreement.

         This Loan Note is the Loan Note referred to in the Loan Agreement and is entitled to the benefits of the Loan Agreement, and reference is hereby made to the Loan Agreement for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of the Loan Principal Amount of the indebtedness evidenced by this Loan Note and on which such indebtedness may be declared to be immediately due and payable.

         All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

         THIS LOAN NOTE HAS BEEN DELIVERED IN NEW YORK AND SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

AESOP LEASING CORP. II

By____________________
  Name:
  Title:

                           TRANSACTIONS ON LOAN NOTE

==================================================================================================================
                                                 Amount of
                                                   Loan                 Outstanding
                                                 Principal                  Loan
                          Amount of               Amount                 Principal
                          Loan Made                Paid                    Amount                 Notation
       Date               This Date              This Date               This Date                 Made By
       ----               ---------              ---------               ---------                 -------
------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

==================================================================================================================

                                                                    EXHIBIT B-1
                                                                    TO THE LOAN
                                                                      AGREEMENT

                              FORM OF LOAN REQUEST

AESOP Funding II L.L.C.
c/o Lord Securities Corporation
Two Wall Street, 19th Floor
New York, New York  10005

Attention:  Andrew J. Stidd

Ladies and Gentlemen:

         This Loan Request is delivered to you pursuant to Section 3.2 of that certain AESOP II Loan Agreement, dated as of July 30, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Loan Agreement"), between AESOP Leasing Corp. II, a Delaware corporation ("AESOP Leasing II"), AESOP Leasing Corp., as Permitted Nominee of the Borrower, and AESOP Funding II L.L.C., a Delaware limited liability company (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings provided in the Loan Agreement.

         AESOP Leasing II hereby requests that a Loan be made in the aggregate Loan Principal Amount of $______________ on _______________ , 19 __.

         AESOP Leasing II hereby acknowledges that the delivery of this Loan Request and the acceptance by AESOP Leasing II of the proceeds of the Loan requested hereby constitute a representation and warranty by AESOP Leasing II that, on the date of such Loan, and before and after giving effect thereto and to the application of the proceeds therefrom, all conditions set forth in
Section 11.2 of the Loan Agreement have been satisfied and all statements set forth in Section 11.2 of the Loan Agreement are true and correct (in all material respects to the extent any such statements do not incorporate a materiality limitation in their terms).

         Attached hereto as Annex I is a true and correct copy of the schedule required to be delivered in connection herewith pursuant to Section 3.2 of the Loan Agreement.

                                     B-1-1

         AESOP Leasing II agrees that if prior to the time of the Loan requested hereby any matter certified to herein by it will not be true and correct at such time as if then made, it will immediately so notify the Lender. Except to the extent, if any, that prior to the time of the Loan requested hereby the Lender shall receive written notice to the contrary from AESOP Leasing II, each matter certified to herein shall be deemed once again to be certified as true and correct at the date of such Loan as if then made.

         Please wire transfer the proceeds of the Loan to the account of AESOP Leasing II at the financial institution set forth below:

                          Person to be Paid                  Name, Address, etc.
Amount to be              -----------------                  -------------------
Transferred               Name   Account No.
-----------               ----   -----------

$_______                  ____   ___________                 ___________________

                                                             ___________________

                                  Attention:                 ___________________


         AESOP Leasing II has caused this Loan Request to be executed and delivered, and the certification and warranties contained herein to be made, by its duly Authorized Officer this ____ day of ______________, 19__.

                                            AESOP LEASING CORP. II


                                            By__________________________
                                              Name
                                              Title:

                                     B-1-2

                                    ANNEX I

              Vehicle Acquisition Schedule and Related Information

1.       Principal amount of proposed Loan
2.       Borrowing Date of proposed Loan
3.       Vehicle Identification Number (VIN)
4. Summary of Vehicles being financed (including, for Program Vehicles subject to the GM Repurchase Pro-gram, the Designated Period for such Vehicles)
5.       Each Vehicle is a Program Vehicles
6.       Capitalized Cost (New Vehicles)
7.       Net Book Value (Initial Vehicles)

                                     B-1-3

                                                                   EXHIBIT B-2
                                                                   TO THE LOAN
                                                                     AGREEMENT

                         FORM OF LOAN REQUEST RESPONSE

AESOP Leasing Corp. II
c/o Lord Securities Corporation
Two Wall Street, 19th Floor
New York, New York 10005

Attention:  Andrew Stidd
                                                _______________, 199__

         Re: Loan Request Dated          ___________________, 199__

Ladies and Gentlemen:

         This Loan Request Response is delivered to you pursuant to Section
4.1 of that certain Loan Agreement, dated as of July 30, 1997 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "Loan Agreement"), between AESOP Leasing Corp. II, a Delaware corporation ("AESOP Leasing II"), AESOP Leasing Corp., as Permitted Nominee of AESOP Leasing II, and AESOP Funding II L.L.C., a Delaware limited liability company (the "Lender"). Unless otherwise defined herein or the context otherwise requires, terms used herein have the meanings assigned to such terms in the Loan Agreement.

         Reference is hereby made to the Loan Request delivered to us today by AESOP Leasing II (the "Loan Request"). The applicable rate of Loan Interest on each Loan requested in the Loan Request is _%; provided, however, if the Lender's Carrying Cost Interest Rate for the Related Month is higher than the rate of Loan Interest specified herein, the Loan Interest payable on such Loans shall be determined using the higher rate.

                               Very truly yours,


                            AESOP FUNDING II L.L.C.

                                            By:____________________________
                                               Name:
                                               Title:

                                     B-2-1

                                                                     EXHIBIT C
                                                                   TO THE LOAN
                                                                     AGREEMENT


                                FORM OF PAYMENT
                                 DEFICIT NOTICE

Harris Trust and Savings Bank, as Trustee
311 West Monroe Street, 12th Floor
Chicago, Illinois  60606

Attn: Indenture Trust Administration


[Related Enhancement Provider]
[Address]
                                              [                         ], 19 _

Ladies and Gentlemen:

                  This Payment Deficit Notice is delivered to you pursuant to
Section 6.4 of the Loan Agreement, dated as of July 30, 1997 (as amended or modified from time to time, the "Loan Agreement") between AESOP Funding II L.L.C., a Delaware limited liability company, as Lender, AESOP Leasing Corp., as Permitted Nominee of the Borrower, and AESOP Leasing Corp. II ("AESOP Leasing II"), a Delaware corporation, as Borrower. Terms used herein have the meanings provided in the Loan Agreement.

                  AESOP Leasing II hereby notifies the Trustee and [Related Enhancement Provider] that for the Related Month ended , 199[ ] [a Lease Payment Deficit did not exist] [there was a Lease Payment Deficit as follows:

                  Series ___________:                $__________________
                  Series ___________:                $__________________


                                                     AESOP Leasing Corp. II


                                                     By:_______________________
                                                        Name:
                                                        Title:

                                 SCHEDULE 8.11

                        Business Locations, Trade Names


                                                                      State of
                                                                      Principal
                                                                      Place of               States in which
                              Business Location                       Business               Conducts Business
                              -----------------                       --------               -----------------

AESOP Leasing                 c/o Lord Securities                     New York               New York
Corp. II                          Corporation
                              Two Wall Street
                              19th Floor
                              New York, NY 10005
